Exhibit 99.1
®
FOR IMMEDIATE RELEASE
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392
TARGETED GENETICS NAMED AS SUBCONTRACTOR TO NIAID CONTRACT TO EXPAND
AAV-BASED HIV VACCINE PROGRAM
— NIAID funding to total approximately $22 Million —
— Contract provides funding mechanism to develop AAV-based vaccines against HIV strains most prevalent in North America and Europe —
Seattle, WA — November 28, 2005 — Targeted Genetics Corporation (Nasdaq: TGEN) and its scientific collaborators at The Children’s Hospital of Philadelphia and Columbus Children’s Research Institute (CCRI) today announced that the National Institute of Allergy and Infectious Disease (NIAID) has awarded a $21.75 million contract to expand AAV-based HIV vaccine development. This contract is being supported by the HIV Vaccine Design and Development Teams (HVDDT) program from the NIAID Division of AIDS. Under the terms of this agreement, Targeted Genetics as a subcontractor is eligible to receive up to $18 million of the total over 5 years to be used to advance AAV-based vaccines against HIV.
“This program underscores the commitment and collaboration within the HIV vaccine community toward the potential for AAV-based vaccines,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “Funding provided by this subcontract will enable us to expand our HIV vaccine program beyond the scope of our important collaboration with the International AIDS Vaccine Initiative (IAVI), which is focused on developing an AAV-based vaccine for use in developing nations. We believe that a safe and effective vaccine against HIV is the best way to slow the growth of the AIDS pandemic. The focus of the program funded by this contract is to develop an AAV-based HIV vaccine for worldwide use, and may represent a significant future product opportunity.”
“Our research to date in animal models of HIV infection suggest that AAV-based vaccines can stimulate robust B-cell and T-cell responses, reduce viral load, and ultimately improve survival in vaccinated animals subsequently challenged with a virulent strain of SIV,” said Philip R. Johnson Jr., M.D., Chief Scientific Officer at Children’s Hospital of Philadelphia and the

Principal Investigator for the contract. Johnson noted that the HVDDT will test a prime-boost vaccination protocol using rAAV vectors based on two different serotypes of the AAV capsid. “If we are successful, this strategy can easily be applied to HIV vaccines representing all clades of this genetically diverse human pathogen,” Johnson added.
“We are pleased that the NIAID recognizes the potential of this coordinated approach to HIV vaccine, prevention, and treatment research and are looking forward to continuing to advance the development of AAV-based vaccines against HIV,” said K. Reed Clark, Ph.D., Director, Viral Vector Core Facility and investigator in the Center for Gene Therapy at Columbus Children’s Research Institute (CCRI) and Associate Professor of Pediatrics at The Ohio State University College of Medicine and Public Health.
The contract is designed to provide funding to optimize the manufacturing process for AAV-based vaccines and support preclinical and clinical development of a vaccine against HIV. Clinical trials of a candidate vaccine will be coordinated through the NIH-sponsored HIV/AIDS Vaccine Trials Network (HVTN).
Federal funding will be provided for this project by the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN266200500008C, ADB No. N01-AI-50008. The project will be 100% federally funded in the amount of $21,752,051.
The Targeted Genetics-IAVI-CCRI-Children’s Hospital of Philadelphia collaboration has an ongoing Phase I HIV Vaccine clinical study in Belgium, Germany, and India. The study is designed to assess safety and immune responses following immunization with tgAAC09, its AAV-based HIV/AIDS vaccine, in healthy volunteers who are uninfected with HIV. In early 2005, the collaborative group reported preliminary Phase I results demonstrating that the vaccine candidate met the safety endpoint and was well tolerated.
In November, 2005, the collaborative group announced the start of a Phase II trial in South Africa to test the safety and immunogenicity of tgAAC09, a preventive HIV vaccine candidate that is based on HIV subtype C, the subtype of the virus most prevalent in southern and eastern Africa. This is the first Phase II HIV vaccine trial to be held in South Africa. The trial is being conducted in three sites in South Africa, anticipated to take about 18 months to complete and designed to enroll 78 volunteers who are in good health. tgAAC09 is designed to elicit two different types of immune responses, an antibody response and a cell mediated response, which is thought to be critical for an effective vaccine to prevent AIDS.
About Targeted Genetics Corporation
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis, HIV/AIDS and other acquired and inherited diseases with significant unmet medical need. Targeted Genetics uses its considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Its product development efforts target inflammatory arthritis, HIV/AIDS, congestive heart failure, Huntington’s disease, and hyperlipidemia. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.
Contact: Stacie D. Byars, 206-521-7392
About The Children’s Hospital of Philadelphia

The Children’s Hospital of Philadelphia was founded in 1855 as the nation’s first pediatric hospital. Through its long-standing commitment to providing exceptional patient care, training new generations of pediatric healthcare professionals, and pioneering major research initiatives, The Children’s Hospital of Philadelphia has fostered many discoveries that have benefited children worldwide. Its pediatric research program is among the largest in the country, ranking second in National Institutes of Health funding. In addition, its unique family-centered care and public service programs have brought the 430-bed hospital recognition as a leading advocate for children and adolescents. For more information about The Children’s Hospital of Philadelphia, visit www.chop.edu.
Contact: Peggy Flynn, 267-426-6080
About Columbus Children’s Research Institute
Columbus Children’s Hospital ranks among the top 10 in National Institutes of Health research awards and grants to freestanding children’s hospitals in the country and houses the Department of Pediatrics of The Ohio State University College of Medicine and Public Health. The Columbus Children’s Research Institute (CCRI) conducts more than 400 research projects annually and is the home of Centers of Emphasis encompassing gene therapy; molecular and human genetics; vaccines and immunity; childhood cancer; cell and vascular biology; developmental pharmacology and toxicology; injury research and policy; microbial pathogenesis; cardiovascular medicine; and biobehavioral health. Pediatric Clinical Trials International (PCTI), a site management organization affiliated with the hospital, also coordinates more than 50 clinical trials annually. More information about Children’s Hospital of Columbus or CCRI is available by calling (614) 722-KIDS or through the hospital’s web site at www.columbuschildrens.org.
Contact: Pam Barber, 614-722-4595
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding Targeted Genetics’ anticipated revenues, regulatory filings, research programs, clinical trials, product development and potential related to Targeted Genetics’ AAV based vaccine initiatives. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect its actual results include, but are not limited to, Targeted Genetics’ ability to recruit and enroll suitable trial participants, the timing, nature and results of research and clinical trials, Targeted Genetics’ ability to raise capital when needed, Targeted Genetics’ ability to obtain and maintain regulatory or institutional approvals, and, Targeted Genetics’ ability to protect its intellectual property, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in Targeted Genetics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Targeted Genetics’ undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change expectations.
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